Exhibit 1.01

Conflict Minerals Report

Telefonaktiebolaget LM Ericsson

Conflict Minerals Report for the year ended December 31, 2019

This Conflict Minerals Report of Telefonaktiebolaget LM Ericsson for the year ended December 31, 2019 is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and the SEC, this report has not been subject to an independent private sector audit.

1.	Introduction

Ericsson is a global provider of hardware, software and services – especially in networks, digital services, managed services and new businesses – to the telecom industry and other sectors to enable the full value of connectivity. This report has been prepared by the management of Telefonaktiebolaget LM Ericsson (herein referred to as “Ericsson”, the “Company”, “we”, “us”, or “our”). This report does not include the activities of entities that are not required to be consolidated in our financial statements. In accordance with the Rule, this report is available on our website: http://www.ericsson.com/thecompany/investors/financial-reports.

2.	Supply Chain Description and Reasonable Country of Origin Inquiry

2.1	General information on Ericsson’s supply chain

Ericsson’s hardware largely consists of electronics. For manufacturing, the Company purchases customized and standardized components and services from both global, regional and local suppliers. The production of electronic modules and sub-assemblies is mostly outsourced to manufacturing services companies. Ericsson is focusing internal manufacturing on new product introductions and new technologies.

There are often several tiers of suppliers between Ericsson and any smelters or refiners of minerals; even more when tracing a mineral all the way back to the mines. As a result, the Company does not normally have a direct purchasing relationship with mines, smelters or refiners.

2.2	Overview of Ericsson’s Conflict Minerals Program and Reasonable Country of Origin Inquiry

Ericsson gathers materials information from our suppliers. Through this we know that many of the components used on our products contain small amounts of 3TG that are necessary to the functionality of those products.

As part of Ericsson’s commitment to responsible sourcing and human rights it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo (the “DRC”), or adjoining countries. At the same time, we aim to continue supporting responsible mineral sourcing in the region. Ericsson’s efforts with respect to 3TG are aligned with the Responsible Minerals Initiative (RMI) and our aim is to improve traceability in our supply chain. Ericsson does not prohibit sourcing of materials from the DRC or adjoining countries or avoid using 3TGs since Ericsson believes that such a ban could result in negative consequences for responsible mining companies, their workers and the most vulnerable groups in a society. The Company has a Conflict Minerals Program to fulfill compliance with the Rule, including performing the Reasonable Country of Origin Inquiry and reporting on 3TG.

Ericsson relies on its first-tier suppliers to provide information on the origin of 3TG contained in components and parts included in Ericsson’s products. This includes sources of 3TG that are supplied to them from sub-suppliers. Ericsson’s first-tier suppliers are required to comply with the requirements in Ericsson’s Code of Conduct for Business Partners which requires due diligence to be exercised with respect to the sourcing and extraction of raw materials, including 3TG.

Ericsson´s suppliers’ due diligence shall be consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). Furthermore, suppliers are required to comply with the requirements of the Ericsson Lists of Banned and Restricted Substances, which include an obligation to provide information on 3TG upon request and to have appropriate due diligence processes in place to identify the source and chain of custody of 3TG. Our first-tier suppliers are similarly to Ericsson reliant upon information provided by their suppliers.

The identification of first-tier suppliers of Ericsson that are in scope under the Rule involves different parts of Ericsson’s global organization. The sourcing organization has an important role in leading and coordinating the work. Suppliers identified to be in scope are first-tier suppliers of Ericsson supplying (i) products containing 3TG that Ericsson contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG, that are incorporated into or included in a product manufactured by Ericsson, or (iii) materials used in the production of Ericsson’s products where 3TG becomes part of the final product. Suppliers of products that Ericsson does not contract to manufacture (i.e. products purchased “off-the shelf”) and not included in or incorporated into an Ericsson product have been considered out of scope for purposes of the Rule. In our annual inquiry we survey first-tier suppliers identified to be in scope and analyze and follow up on the responses as we deem appropriate.

Ericsson believes that industry cooperation is one of the best ways to address issues related to 3TG in an efficient and transparent way. We typically do not have a direct relationship with 3TG smelters and refiners, and we do not perform direct audits of these entities within our supply chain. In accordance with the OECD Guidance, we support the RMI’s audit of smelters’ and refiners’ due diligence activities mainly via the Responsible Minerals Assurance Process (RMAP).

3.	Due Diligence

Ericsson has a process in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms to the OECD Guidance as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance. Ericsson’s Conflict Minerals Program focuses on identifying the origin of 3TG; however, Ericsson acknowledges that other human rights and environmental risks, such as forced labor and child labor, health and safety, land-related rights and community rights are also salient relating to sourcing of 3TG. Ericsson is currently engaged in industry dialogues relating to these issues.

3.1	Maintain strong management systems

The first step of the OECD Guidance relates to strong management systems. As mentioned above, Ericsson has established a Conflict Minerals Program for reporting on 3TG and compliance with the Rule. Controls include, but are not limited to, our Code of Business Ethics and Code of Conduct for Business Partners, which outline required behaviors for all Ericsson’s employees and suppliers (https://www.ericsson.com/en/about-us/
sustainability-and-corporate-responsibility/responsible-business/responsible-sourcing/supplier-requirements-related-to-responsible-sourcing ), and the Ericsson Lists of Banned and Restricted Substances, which include supplier requirements relating to 3TG as described above and are integrated in our template supplier agreements.

With respect to 2019, identification of smelters and refiners in our supply chain was made via the use of due diligence tools created by the RMI, including the Conflict Minerals Reporting Template 5.12 (the “Template”). The Template is a standardized supply chain survey designed to gather information regarding the smelters and refiners that process 3TGs used in our supply chain. The information from our suppliers, in combination with information from the RMI, helps Ericsson to obtain information on the origin of minerals processed. Data obtained was reviewed, analyzed and retained by Ericsson.

In 2019 Ericsson issued an updated Code of Conduct for Business Partners where the topic of responsible sourcing of raw materials is included with clear requirements of suppliers to exercise due diligence in accordance with the OECD Guidance. Employees are encouraged to report violations of laws or the Code of Business Ethics to their manager or a manager of higher rank. In addition, Ericsson has a whistle-blower tool, Ericsson Compliance Line, managed by an external service provider, for the reporting of alleged violations of laws or the Code of Business Ethics that (i) are conducted by Group or local management, and (ii) relate to corruption, questionable accounting, deficiencies in the internal control of accounting or auditing matters or otherwise seriously affect vital interests of the Group or personal health and safety. Ericsson Compliance Line is available for both Ericsson employees and external stakeholders such as customers and suppliers. Ericsson recognizes that Ericsson Compliance Line might not be the most effective way of capturing issues related to sourcing of 3TG and intends to explore other mechanisms that may be more effective, like the Minerals Grievance Platform managed by RMI.

3.2	Identify and assess risk in the supply chain

In the second step of the OECD Guidance, risks are identified and assessed. For downstream companies such as Ericsson, the focus should be on the smelters and refiners. Downstream companies should, with help from their first-tier suppliers, identify smelters and refiners in the supply chain.

In Ericsson’s 2019 Conflict Minerals’ survey, first-tier suppliers identified to be in scope were requested by Ericsson to provide information on 3TG in their supply chain through completing and submitting the Conflict Minerals Reporting Template. Suppliers were provided with support material, including the available instructions and training illustrating the use of the tool that is available on RMI’s website. To ensure quality, a high response rate and to minimize risks, the responses were analyzed and followed up as deemed appropriate. Data obtained was saved, reviewed and analyzed by Ericsson. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. In certain circumstances suppliers were contacted via e-mail or telephone to improve the quality of responses (obtaining missing information, updating CMRT format to the required version) and increase the response rate (reminding supplier to provide CMRT with extended deadlines).

3.3	Design and implement a strategy to respond to identified risks

Under the third step of the OECD Guidance, companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within Ericsson is an ongoing process. Ericsson publishes additional information about its commitment to responsible sourcing and engagement with its suppliers in the Sustainability and Corporate Responsibility Report, published together with the Annual Report.

We continuously work to improve our due diligence with respect to 3TG, mainly focusing on the quality of data from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk-based approach when reviewing and following up supplier responses and generally prioritize to follow up suppliers that are awarded large parts of our business. For example, if a supplier reports non-conformant smelters or refiners, the relevant sourcing responsible manager is notified for purposes of initiating a discussion with the supplier.

3.4	Independent third-party audit of smelters’/refiners’ due diligence practices

The fourth step of the OECD Guidance focuses on audits of smelters’/refiners’ due diligence practices. Through our Responsible Business Alliance (RBA) membership we are also members of the RMI, supporting the responsible minerals assurance process (“RMAP”) as well as the development and implementation of due diligence practices and tools such as the Template. Due to the structure of our supply chain, there are generally many tiers of suppliers between Ericsson and the smelters and refiners in the supply chain. Therefore, we have, as mentioned in section 2.2, not performed our own audits of smelters or refiners.

3.5	Report annually on supply chain due diligence

The fifth step of the OECD Guidance encourages reporting on supply chain due diligence. We have a public statement on sourcing of minerals from Conflict Affected and High Risk Areas including 3TG; which is available on our website:

https://www.ericsson.com/assets/local/about-ericsson/sustainability-and-corporate-responsibility/documents/statement-on-sourcing-of-conflict-minerals.pdf

In accordance with the Rule, we make our Conflict Minerals Report available on our website:

http://www.ericsson.com/thecompany/investors/financial-reports.

4.	2019 due diligence results

For the calendar year 2019, our inquiries were made on supplier level and the majority of supplier responses received provided data at a company or divisional level with only few exceptions, that provided product level information. Our inquiries include responses where we believe that the names of smelters or refiners may have been misidentified as smelters and refiners or smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.

The response rate among suppliers surveyed in 2019 was 80%. This response rate includes suppliers to the Kathrein antenna and filter business that was acquired by Ericsson in October 2019. Among the supplier responses, we identified 338 smelters as potential sources of 3TG that were reported to be in the supply chain during the 2019 calendar year. The following table presents, by mineral, the percentages of identified smelters or refiners verified as conflict-free by the RMAP or mutually recognized audit systems. In case a supplier has identified non-conformant smelters in their supply chain Ericsson engages with such suppliers for them to phase-out such non-conformant smelters and refiner.

Table 1. Smelters and refiners identified by Ericsson via inquiries to our suppliers in 2019

Metal	Identified smelters or refiners validated by RMAP as conformant	Identified smelters or refiners participating in RMAP*	Other identified smelters or refiners**	Total number of identified smelters
Tantalum	40	1	0	41
Tungsten	44	6	2	52
Tin	77	4	6	89
Gold	107	5	39	156

Note: The RMAP audit status of smelters and refiners are subject to change and the above represents information available from RMI on April 30, 2020.

*	In the process of being audited or in communication but have not commenced the validation audit. (indicated as “active” or “in communication” in Annex 1)
**

Have not commenced the RMAP validation audit (indicated as “Outreach Required “, “Due Diligence Vetting Process”, “Communication Suspended - Not Interested” and “RMI Due Diligence Review - Unable to Proceed” in Annex 1)

We are unable to validate that any of the identified smelters or refiners are actually in our supply chain. However, based on the information provided by Ericsson’s suppliers during the 2019 calendar year, Ericsson believes that the facilities that may have been used to process the 3TG in Ericsson’s products include the smelters and refiners listed in Annex 1 below. Ericsson does not have enough information to determine with specificity all countries of origin of the 3TG in our products or whether they are from recycled and scrap sources. Nevertheless, based on data from RMI and RMAP, Ericsson generated a list of Reasonable Country of Origin (RCOI) for 3TGs based on smelters and refiners identified as shown in Annex 2

We support the refinement and expansion of the list of participating smelters and have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

During 2020, we anticipate continuing to review and evolve our Conflict Minerals due diligence processes with respect to 3TG. As part of these efforts, we expect to continue to collaborate with suppliers to maintain a high supplier response rate and improve the reliability and quality of information provided. Our engagement in the RMI program is anticipated to continue.

5.	Forward Looking Statements

Certain of the matters discussed in this report, including our due diligence processes with respect to 3TG, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

The information included on any websites that appear in this report and other materials referenced to is not incorporated by reference in this report.

Annex 1

Smelters and refiners identified by Ericsson via inquiries to our suppliers during 2019.1

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
1	Gold	CID002763	8853 S.p.A.	ITALY	Conformant
2	Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant
3	Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
4	Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Conformant
5	Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
6	Gold	CID003185	African Gold Refinery	UGANDA	Outreach Required
7	Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
8	Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Non Conformant
9	Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
10	Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
11	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
12	Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant
13	Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Outreach Required
14	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
15	Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant
16	Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant
17	Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant
18	Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
19	Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant
20	Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	Conformant
21	Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
22	Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Due Diligence Vetting Process
23	Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Conformant
24	Gold	CID000113	Aurubis AG	GERMANY	Conformant
25	Gold	CID002863	Bangalore Refinery	INDIA	Conformant
26	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
27	Gold	CID000157	Boliden AB	SWEDEN	Conformant
28	Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant

[1]	The audit status of smelters and refiners are subject to change and Annex 1 represents information available from the RMI on April 30, 2020.

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
29	Gold	CID000180	Caridad	MEXICO	Communication Suspended - Not Interested
30	Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
31	Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Conformant
32	Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
33	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
34	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
35	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
36	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
37	Gold	CID000233	Chimet S.p.A.	ITALY	Conformant
38	Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
39	Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant
40	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
41	Gold	CID000264	Chugai Mining	JAPAN	Conformant
42	Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
43	Tantalum	CID003402	CP Metals Inc.	UNITED STATES OF AMERICA	Active
44	Tungsten	CID003448	CP Metals Inc.	UNITED STATES OF AMERICA	Active
45	Tin	CID002570	CV Ayi Jaya	INDONESIA	Conformant
46	Tin	CID002592	CV Dua Sekawan	INDONESIA	Conformant
47	Tin	CID000306	CV Gita Pesona	INDONESIA	Conformant
48	Tin	CID000315	CV United Smelting	INDONESIA	Conformant
49	Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Conformant
50	Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
51	Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant
52	Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	In Communication
53	Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
54	Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	In Communication
55	Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
56	Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Active
57	Gold	CID000401	Dowa	JAPAN	Conformant
58	Tin	CID000402	Dowa	JAPAN	Conformant
59	Gold	CID003195	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
60	Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
61	Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN	Conformant

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
62	Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
63	Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
64	Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
65	Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
66	Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
67	Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	In Communication
68	Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
69	Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant
70	Tin	CID000468	Fenix Metals	POLAND	Conformant
71	Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Due Diligence Vetting Process
72	Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant
73	Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required
74	Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
75	Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
76	Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
77	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
78	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
79	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
80	Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Outreach Required
81	Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
82	Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.”	CHINA	Outreach Required
83	Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant
84	Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
85	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
86	Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
87	Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
88	Tungsten	CID003417	GEM Co., Ltd.	CHINA	In Communication
89	Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant
90	Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
91	Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
92	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
93	Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
94	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
95	Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	Outreach Required
96	Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
97	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
98	Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
99	Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
100	Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
101	Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND	Conformant
102	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
103	Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
104	Tantalum	CID002549	H.C. Starck Ltd.	JAPAN	Conformant
105	Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
106	Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
107	Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
108	Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant
109	Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
110	Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
111	Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant
112	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
113	Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
114	Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
115	Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
116	Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
117	Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
118	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
119	Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
120	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
121	Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
122	Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
123	Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
124	Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
125	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
126	Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	Outreach Required
127	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
128	Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant
129	Gold	CID002765	Italpreziosi	ITALY	Conformant
130	Gold	CID000823	Japan Mint	JAPAN	Conformant
131	Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant
132	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
133	Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant
134	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
135	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
136	Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended - Not Interested
137	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
138	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
139	Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant
140	Tungsten	CID002647	Jiangxi Xianglu Tungsten Co., Ltd.	China	Active
141	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
142	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
143	Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant
144	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
145	Tantalum	CID000917	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
146	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
147	Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	Active
148	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	RMI Due Diligence Review - Unable to Proceed
149	Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
150	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
151	Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
152	Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	In Communication
153	Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant
154	Tantalum	CID002539	KEMET Blue Metals	MEXICO	Conformant
155	Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant
156	Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
157	Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
158	Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
159	Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
160	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
161	Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
162	Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
163	Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
164	Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Outreach Required
165	Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed
166	Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
167	Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
168	Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
169	Gold	CID002762	L’Orfebre S.A.	ANDORRA	Conformant
170	Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	Conformant
171	Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
172	Tin	CID003387	Luna Smelter, Ltd.	RWANDA	Active
173	Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
174	Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant
175	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
176	Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
177	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
178	Gold	CID002606	Marsam Metals	BRAZIL	Conformant
179	Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
180	Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant
181	Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
182	Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Conformant

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
183	Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
184	Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant
185	Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant
186	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
187	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
188	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
189	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
190	Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant
191	Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
192	Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
193	Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant
194	Tantalum	CID001175	Mineração Taboca S.A.	BRAZIL	Conformant
195	Tin	CID001182	Minsur	PERU	Conformant
196	Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant
197	Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant
198	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
199	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
200	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
201	Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
202	Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
203	Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
204	Gold	CID002282	Morris and Watson	NEW ZEALAND	Communication Suspended - Not Interested
205	Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
206	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
207	Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Outreach Required
208	Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
209	Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Non Conformant
210	Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
211	Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant
212	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
213	Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant
214	Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	In Communication
215	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
216	Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
217	Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
218	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
219	Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
220	Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
221	Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
222	Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant
223	Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA	Outreach Required
224	Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
225	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
226	Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant
227	Tin	CID003208	Pongpipat Company Limited	MYANMAR	Outreach Required
228	Tantalum	CID002847	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant
229	Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	Active
230	Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
231	Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
232	Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	Conformant
233	Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant
234	Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
235	Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Conformant
236	Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	Conformant
237	Tin	CID002776	PT Bangka Prima Tin	INDONESIA	Conformant
238	Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant
239	Gold	CID001419	PT Bangka Tin Industry	INDONESIA	Conformant
240	Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	Conformant
241	Tin	CID001428	PT Bukit Timah	INDONESIA	Conformant
242	Tin	CID001434	PT DS Jaya Abadi	INDONESIA	Conformant
243	Tin	CID002530	PT Inti Stania Prima	INDONESIA	Conformant
244	Tin	CID001448	PT Karimun Mining	INDONESIA	Conformant
245	Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA	Conformant
246	Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant
247	Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Conformant
248	Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant
249	Tin	CID001457	PT Panca Mega Persada	INDONESIA	Conformant

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
250	Tin	CID000313	PT Premium Tin Indonesia	INDONESIA	Conformant
251	Tin	CID001458	PT Prima Timah Utama	INDONESIA	Conformant
252	Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
253	Tin	CID002593	PT Rajehan Ariq	INDONESIA	Conformant
254	Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant
255	Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Conformant
256	Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant
257	Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	Conformant
258	Tin	CID001471	PT Sumber Jaya Indah	INDONESIA	Conformant
259	Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant
260	Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant
261	Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Conformant
262	Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA	Conformant
263	Tin	CID001493	PT Tommy Utama	INDONESIA	Conformant
264	Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant
265	Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required
266	Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant
267	Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
268	Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required
269	Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant
270	Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
271	Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
272	Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
273	Gold	CID001534	Royal Canadian Mint	CANADA	Conformant
274	Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
275	Gold	CID002761	SAAMP	FRANCE	Conformant
276	Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Outreach Required
277	Gold	CID002973	Safimet S.p.A	ITALY	Conformant
278	Gold	CID002290	SAFINA A.S.	CZECHIA	Active
279	Gold	CID002853	Sai Refinery	INDIA	Outreach Required
280	Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
281	Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
282	Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
283	Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
284	Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
285	Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
286	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
287	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
288	Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
290	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
291	Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant
292	Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
293	Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
294	Gold	CID003383	Sovereign Metals	INDIA	Outreach Required
295	Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
296	Gold	CID002567	Sudan Gold Refinery	SUDAN	Outreach Required
297	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
298	Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
299	Tin	CID002756	Super Ligas	BRAZIL	Outreach Required
300	Gold	CID002580	T.C.A S.p.A	ITALY	Conformant
301	Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant
302	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
303	Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant
304	Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant
305	Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
306	Tin	CID001898	Thaisarco	THAILAND	Conformant
307	Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant
308	Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
309	Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
310	Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Outreach Required
311	Gold	CID002587	Tony Goetz NV	BELGIUM	Non Conformant
312	Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	In Communication
313	Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant
314	Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Outreach Required
315	Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
316	Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	Conformant
317	Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Conformant
318	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant

No.	Metal	Smelter ID	Name of Smelter/Refiner	Facility Location	Audit Status
319	Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
320	Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
321	Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant
322	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
323	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
324	Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant
325	Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
326	Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
327	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
328	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
329	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
330	Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant
331	Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
332	Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant
333	Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant
334	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
335	Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
336	Tin	CID002180	Yunnan Tin Company Limited	CHINA	Conformant
337	Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
338	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

Annex 2

Reasonable Country of Origin for 3TG based on the identified smelters and suppliers.2

Gold	Tantalum	Tin	Tungsten
Austria	Austria	Australia	Austria
Belgium	Belarus	Austria	Belgium
Benin	Bolivia	Belarus	Bolivia
Bolivia	Brazil	Belgium	Brazil
Brazil	Burundi	Benin	Burundi
Canada	China	Bolivia	Canada
Chile	Colombia	Brazil	China
China	Congo	Burundi	Colombia
Colombia	Ethiopia	Canada	Congo
Czech Republic	France	Chile	Czech Republic
Denmark	Germany	China	France
Ecuador	Guinea	Colombia	Germany
Eritrea	India	Congo	Guinea
Estonia	Indonesia	Croatia	Hong Kong
Finland	Ireland	Czech Republic	Indonesia
France	Israel	Denmark	Japan
Germany	Japan	Egypt	Laos
Ghana	Madagascar	El Salvador	Latvia
Guinea	Malaysia	Estonia	Malaysia
Guyana	Mozambique	France	Mongolia
Hong Kong	Namibia	Gabon	Myanmar
Hungary	Nigeria	Germany	Nigeria
India	Russian Federation	Guinea	Peru
Indonesia	Rwanda	Indonesia	Portugal
Japan	Sierra Leone	Laos	Russian Federation
Mali	Somaliland	Malaysia	Rwanda
Mauritania	Spain	Mongolia	Spain
Mexico	Switzerland	Myanmar	Taiwan
Nicaragua	Thailand	Nigeria	Thailand
Niger	United States of America	Peru	Uganda
Peru	Zimbabwe	Portugal	United Arab Emirates
Russian Federation		Russian Federation	United Kingdom of Great Britain and Northern Ireland
Rwanda		Rwanda	United States of America
Swaziland		Taiwan	Uzbekistan
Tanzania		Thailand	Vietnam
Togo		Uganda
Uganda		United Kingdom of Great Britain and Northern Ireland
United States of America		Venezuela Vietnam

[2]	The data and the definitions have been obtained from RMI and reflect information as of March 27th, 2020.